UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2023

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, David Jansen provided notice to Solid Power, Inc. (the “Company”) that he will retire from his roles as Senior Advisor to the Chief Executive Officer of the Company and as both Chairperson and a Class III member of the Board of Directors (the “Board”) of the Company. Mr. Jansen’s resignation as Chairperson of the Board will be effective September 1, 2023, and Mr. Jansen’s resignation from the Company and the Board will be effective October 8, 2023. The Board appointed John Stephens, Lead Independent Director, to serve as Chairperson of the Board beginning September 1, 2023. Prior to the effective date of his resignation, Mr. Jansen will work with Mr. Stephens to facilitate a smooth transition of Board leadership. Mr. Jansen’s resignation was not the result of any disagreement on matters relating to the Company’s operations, policies, or practices. Effective October 8, 2023, the size of the Board will be reduced to ten members and the total number of Class III directors will be reduced to three members.

Mr. Jansen’s retirement is considered a resignation for “Good Reason,” as defined in the Solid Power, Inc. Executive Change in Control and Severance Plan (the “Plan”). In accordance with the terms of the Plan and Mr. Jansen’s participation agreement thereunder, the Company expects to: (i) pay Mr. Jansen cash severance of $540,000 and (ii) reimburse Mr. Jansen for continued medical benefits in the amount of $1,401.17 per month for 12 months. In addition, Mr. Jansen will be entitled to receive 100% of his annual bonus for 2023, determined based on the Company’s performance during 2023 and paid at the same time as annual bonuses are paid to other senior executives of the Company, which the Company expects to occur in March 2024. Mr. Jansen’s receipt of severance benefits under the Plan is conditioned upon his execution of a customary release agreement as contemplated by the Plan.

On August 7, 2023, the Company and Mr. Jansen entered into an amendment (the “Amendment to Interim CEO Agreement”) to the letter agreement, dated November 29, 2022, between the Company and Mr. Jansen. Pursuant to the Amendment to Interim CEO Agreement, Mr. Jansen will receive the previously-disclosed transition award as a lump sum cash payment. The foregoing description of the Amendment to Interim CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing Mr. Jansen’s retirement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Internet addresses in the press release are for informational purposes only and are not intended to be hyperlinks to other information of the Company. Such exhibit and the information set forth therein will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description
10.1#	Amendment to Interim CEO Agreement, dated August 7, 2023, between Solid Power, Inc. and David B. Jansen.
99.1	Press Release, dated August 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Indicates a management or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 8, 2023

SOLID POWER, INC.

By:	/s/ James Liebscher
Name: James Liebscher
Title: Chief Legal Officer and Secretary